Exhibit 99.1

Voya Financial Announces Third-Quarter 2026 Results

NEW YORK, November 2, 2026 — Voya Financial, Inc. (NYSE: VOYA) announced today its third-quarter 2026 financial results:
•Third-quarter 2026 net income available to common shareholders of $193 million, or $2.09 per diluted share.
•Third-quarter 2026 after-tax adjusted operating earnings1 of $240 million, or $2.60 per diluted share.
•Continued commercial momentum across Retirement and Investment Management, alongside improved profitability in Employee Benefits.
•Generated approximately $225 million of excess capital in the quarter, exceeding 90% conversion of after-tax adjusted operating earnings, while returning approximately $150 million to shareholders through common dividends and share repurchases.
•The Board of Directors has authorized:
◦A 21% increase in the quarterly common stock dividend to $0.57 per share, beginning in the fourth quarter of 2026.
◦A $500 million increase in the company’s share repurchase authorization, in addition to approximately $163 million of remaining capacity as of Sep. 30, 2026.

"Voya delivered a strong third quarter, reflecting the improvement we expected in the second half and continued execution across our businesses," said Heather Lavallee, chief executive officer, Voya Financial. "Commercial momentum in Retirement and Investment Management, continued margin improvement in Employee Benefits and disciplined expense management are driving stronger operating performance and reinforcing our earnings trajectory."

"Our strong cash generation gives us the capacity to invest for growth while continuing to return capital to shareholders. The increase in our dividend and share repurchase authorization underscores our confidence in Voya’s ability to deliver sustained earnings growth and cash generation.”

Third-Quarter 2026 Consolidated Results
Third-quarter 2026 net income available to common shareholders was $193 million, or $2.09 per diluted share, compared with $176 million, or $1.80 per diluted share, in third-quarter 2025. The increase was primarily due to lower losses on businesses exited and higher adjusted operating earnings.

Third-quarter 2026 after-tax adjusted operating earnings were $240 million, or $2.60 per diluted share, compared with $239 million, or $2.45 per diluted share, in third-quarter 2025. The increase reflected higher earnings in Retirement and Employee Benefits, largely offset by lower investment capital income in Investment Management and $25 million of pre-tax severance expense in the quarter. Third-quarter 2026 earnings per share also benefited from a lower share count, reflecting continued share repurchases.

Business Segment Results
Retirement
Retirement third-quarter 2026 pre-tax adjusted operating earnings were $266 million, an increase from $261 million in the prior-year period, reflecting revenue growth supported by sustained commercial momentum and continued operating efficiencies while funding strategic growth opportunities.

Net revenues for the trailing twelve months (TTM) ended Sep. 30, 2026 increased 6% from the prior-year period, driven by growing fee-based revenues from strong commercial momentum and positive capital markets.

Adjusted operating margin for the TTM ended Sep. 30, 2026 was 37.8%, compared with 39.8% in the prior-year period. The decrease includes the impact of lower alternative investment income.

Total client assets as of Sep. 30, 2026 were $878 billion, up 12% from $785 billion as of Sep. 30, 2025. Retirement participants grew to 10.3 million, further expanding the scale of the franchise and opportunities to deepen customer relationships.

Investment Management
Investment Management third-quarter 2026 pre-tax adjusted operating earnings, excluding noncontrolling interest, were $58 million, compared with $62 million in the prior-year period. The decrease was primarily driven by lower investment capital income.

Net revenues for the TTM ended Sep. 30, 2026 grew 5% compared with the prior-year period, primarily due to higher fee-based margin from organic growth and consistent revenue yields.

Adjusted operating margin for the TTM ended Sep. 30, 2026 was 28.6%, consistent with the prior-year period.

Investment Management generated net inflows of $1.4 billion (excluding divested businesses and a sub-advisor transition) during the three months ended Sep. 30, 2026. Assets under management were $363 billion as of Sep. 30, 2026 compared with $366 billion as of Sep. 30, 2025. The decrease from a year ago primarily reflected divestitures and a sub-advisor transition, nearly offset by positive net flows across Institutional and Retail and market appreciation.
1 This press release includes certain non-GAAP financial measures, including adjusted operating earnings. More information on non-GAAP measures, and reconciliations to the most comparable U.S. GAAP measures, can be found in the "Use of Non-GAAP Financial Measures" and reconciliation tables at the end of this press release, and in the “Non-GAAP Financial Measures” section of the company’s Quarterly Investor Supplement, which is available at investors.voya.com.

Assets under advisory (AUA) generated net inflows of $1.5 billion (excluding divested businesses) during the three months ended Sep. 30, 2026. AUA assets were $62 billion as of Sep. 30, 2026, compared with $54 billion as of Sep. 30, 2025.

Employee Benefits
Employee Benefits third-quarter 2026 pre-tax adjusted operating earnings were $51 million, an increase from $47 million in the prior-year period. The increase includes a $12 million favorable annual assumption update and lower expenses in the current period.

Net revenues for the TTM ended Sep. 30, 2026 increased 10% compared with the prior-year period, reflecting continued underwriting discipline, with the total aggregate loss ratio improving to 74% from 78% in the prior-year period.

Adjusted operating margin for the TTM ended Sep. 30, 2026 was 11.4% compared with 6.0% in the prior-year period, reflecting continued progress on initiatives to improve profitability through underwriting discipline, pricing actions and expense management.

Employee Benefits third-quarter 2026 annualized in-force premiums and fees of $3.5 billion were lower compared with the prior-year period, as a result of prioritizing margin improvement over growth.

Corporate
Corporate third-quarter 2026 pre-tax adjusted operating losses, excluding noncontrolling interest, were $87 million, compared with losses of $80 million in the prior-year period. Third-quarter 2026 results included approximately $25 million of severance expense related to actions to create a more efficient cost structure while preserving capacity to reinvest in the business.

Capital
Third-quarter excess capital generation was approximately $225 million, exceeding 90% conversion of after-tax adjusted operating earnings. The company returned approximately $150 million to shareholders through share repurchases and dividends and made the final $20 million payment related to the OneAmerica transaction, marking its successful completion. Excess capital was approximately $250 million as of Sep. 30, 2026, supporting continued financial flexibility.

The company’s Board of Directors authorized a 21% increase in the quarterly common stock dividend to $0.57 per share, beginning in the fourth quarter of 2026, and a $500 million increase in the company’s share repurchase authorization, in addition to approximately $163 million of remaining capacity as of Sep. 30, 2026.

The company's strong balance sheet provides flexibility to invest in growth, return capital to shareholders and drive long-term value creation.

Additional Financial Information and Earnings Call
More detailed financial information can be found in the company’s quarterly investor supplement, which is available on Voya’s investor relations website, investors.voya.com. In addition, Voya will host a conference call on Tuesday, November 3, 2026, at 10 a.m. ET, to discuss the company’s third-quarter 2026 results. The call and slide presentation can be accessed via the company’s investor relations website at investors.voya.com. A replay of the call will be available on the company’s investor relations website, investors.voya.com, starting at approximately 1 p.m. ET on November 3, 2026.

Media Contact:                            Investor Contact:
Donna Sullivan                         Mei Ni Chu
Donna.Sullivan@voya.com                    IR@voya.com

About Voya Financial
Voya Financial, Inc. (NYSE: VOYA) is a leading retirement, employee benefits and investment management company. Voya’s services and solutions help clear the path to financial confidence and a more fulfilling life for individual, workplace and institutional clients, supporting more than 18 million customer relationships. Certified as a “Great Place to Work” by the Great Place to Work® Institute, Voya fosters a culture that values customer centricity, integrity, accountability, agility and inclusivity. Together with customers and partners, Voya employees fight for everyone's opportunity for a better financial future. For more information visit voya.com and follow Voya Financial on Facebook, LinkedIn and Instagram.

Use of Non-GAAP Financial Measures
We believe that Adjusted operating earnings before income taxes is a meaningful measure used by management to evaluate our business and segment performance. This measure enhances the understanding of our financial results by focusing on the operating performance and trends of the underlying core business segments. It excludes results from exited businesses and items that tend to be highly variable from period to period based on capital market conditions or other factors which distort the ability to make a meaningful evaluation of our segments. We use the same accounting policies and procedures to measure segment Adjusted operating earnings before income taxes as we do for the directly comparable U.S. GAAP measure Income (loss) before income taxes. Adjusted operating earnings before income taxes does not replace Income (loss) before income taxes as the U.S. GAAP measure of our consolidated results of operations. Therefore, we believe that it is useful to evaluate both measures when reviewing our financial and operating performance. Each segment’s Adjusted operating earnings before income taxes is calculated by adjusting Income (loss) before income taxes for the following items:
•Net investment gains (losses);
•Income (loss) related to businesses exited or to be exited through reinsurance or divestment;
•Income (loss) attributable to noncontrolling interests to which we are not economically entitled;
•Dividend payments made to preferred shareholders are included as reductions to reflect the Adjusted operating earnings before income taxes that are available to common shareholders;
•Other adjustments may include the following items:
◦Income (loss) related to early extinguishment of debt;
◦Impairment of goodwill and intangible assets;
◦Amortization of acquisition-related intangible assets as well as contingent consideration fair value adjustments;
◦Expected return on plan assets net of interest costs associated with our qualified defined benefit pension plan and immediate recognition of net actuarial gains (losses) related to all of our pension and other postretirement benefit obligations and gains (losses) from plan amendments and curtailments; and
◦Other items not indicative of normal operations or performance of our segments or that may be related to events such as capital or organizational restructurings, including certain costs related to debt and equity offerings, acquisition / merger integration expenses, severance and other third-party expenses associated with such activities, and expenses attributable to vacant real estate.

Sources of Earnings
We analyze our segment performance based on the sources of earnings. We believe that this supplemental information is useful because we use it to analyze our business and it can help investors understand the main drivers of Adjusted operating earnings before income taxes. The sources of earnings include:
•Investment spread and other investment income.
•Fee-based margin.
•Net underwriting gain (loss).
•Administrative expenses.
•Premium taxes, fees and assessments.
•Net commissions.
•DAC/VOBA and other intangibles amortization.

Net Revenue and Adjusted Operating Margin
•Adjusted operating margin is defined as Adjusted operating earnings before income taxes divided by net revenue.
•Net revenue is the sum of investment spread and other investment income, fee-based margin, and net underwriting gain (loss).
•The primary adjustment to derive Net revenue is reducing Adjusted operating revenues by “Interest credited and other benefits to contract owners / policyholders”. This adjustment primarily reflects the interest credited to customers for general account products in our Retirement and Employee Benefits segments and the benefits paid to customers in our Employee Benefits segment for Group Life, Stop Loss, and Voluntary products. This adjustment allows us to report to investors our investment spread and our net underwriting gain and loss, which are meaningful measures used by management to evaluate our business and segment performance. Investment spread informs investors how we set crediting rates relative to the yield we earn on our general account investments and net underwriting gain and loss informs investors how we set premiums relative to incurred benefits to policyholders (“loss ratio”).

Forward-Looking and Other Cautionary Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The company does not assume any obligation to revise or update these statements to reflect new information, subsequent events or changes in strategy. Forward-looking statements include statements relating to future developments in our business or expectations for our future financial performance and any statement not involving a historical fact. Forward-looking statements use words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” and other words and terms of similar meaning in connection with a discussion of future operating or financial performance. Actual results, performance or events may differ materially from those projected in any forward-looking statement due to, among other things, (i) global market and geopolitical risks (including war and terrorism), including general economic conditions, impacts of a U.S. government shutdown, interest rates, inflation, tariffs imposed or proposed by the U.S. or foreign governments and our ability to manage such risks; (ii) liquidity and credit risks, including financial strength or credit ratings downgrades, requirements to post collateral, and availability of funds through dividends from our subsidiaries or lending programs; (iii) strategic and business risks, including our ability to maintain market share, achieve desired results from our acquisitions and dispositions, adapt to disruptive technology or innovations, or otherwise manage our third-party relationships; (iv) investment risks, including the ability to achieve desired returns or liquidate certain assets; (v) operational risks, including cybersecurity and privacy failures and our dependence on third parties; and (vi) tax, regulatory and legal risks, including limits on our ability to use deferred tax assets, changes in law, regulation or accounting standards, and our ability to comply with regulations. Factors that may cause actual results to differ from those in any forward-looking statement also include those described under “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations (“MD&A”) – Trends and Uncertainties” in our Annual Report on Form 10-K for the year ended Dec. 31, 2025 as filed with the SEC on February 20, 2026, and in our Quarterly Report on Form 10-Q for the three months ended September 30, 2026, to be filed with the SEC on or before November 9, 2026.

VOYA-IR VOYA-CF

Consolidated Statement of Operations
	Three Months Ended
(in millions USD, except per share)	9/30/2026	9/30/2025

Revenues
Net investment income	$581	$583
Fee income	640	616
Premiums	705	719
Net gains (losses)	(108)	(21)
Other revenues	114	100
Income (loss) related to consolidated investment entities	93	131
Total revenues	2,025	2,128
Benefits and expenses
Interest credited and other benefits to contract owners/policyholders	(782)	(850)
Operating expenses	(831)	(829)
Net amortization of DAC/VOBA	(61)	(65)
Interest expense	(30)	(29)
Operating expenses related to consolidated investment entities	(34)	(48)
Total benefits and expenses	(1,738)	(1,821)
Income (loss) before income taxes	287	307
Income tax expense (benefit)	34	35
Net income (loss)	253	272
Less: Net income (loss) attributable to noncontrolling interest and redeemable noncontrolling interest	44	80
Net income (loss) available to Voya Financial, Inc.	209	192
Less: Preferred stock dividends	16	16
Net income (loss) available to Voya Financial, Inc.'s common shareholders	$193	$176
Net income (loss) available to Voya Financial, Inc.'s common shareholders per common share:
Basic	$2.14	$1.82
Diluted	$2.09	$1.80

Reconciliation of Net Income (Loss) to Adjusted Operating Earnings and Earnings Per Share (Diluted)
	Three Months Ended
	9/30/2026		9/30/2025
(in millions USD, except per share)	After-tax (1)	Per share	After-tax (1)	Per share
Net Income (loss) available to Voya Financial, Inc.'s common shareholders	$193	$2.09	$176	$1.80
Less:
Net investment gains (losses)	(23)	(0.25)	(12)	(0.13)
Income (loss) related to businesses exited or to be exited through reinsurance or divestment	(13)	(0.14)	(42)	(0.43)
Other adjustments (2)	(11)	(0.12)	(10)	(0.10)
Adjusted operating earnings	$240	$2.60	$239	$2.45
Note: Totals may not sum due to rounding.
(1) For adjusted operating earnings, we apply a 21% tax rate and adjust for the dividends received deduction, tax credits, non-deductible compensation, and other tax benefits and expenses that relate to adjusted operating earnings. For net investment gains (losses), income (loss) related to businesses exited, and other non-operating items, we apply a 21% tax rate and adjust for related tax benefits and expenses, including changes to tax valuation allowances and impacts related to changes in tax law.
(2) Primarily consists of acquisition and integration costs associated with recent transactions and amortization of acquisition-related intangible assets.

Adjusted Operating Earnings
	Three Months Ended
(in millions USD, except per share)	9/30/2026	9/30/2025
Adjusted operating earnings
Retirement	$266	$261
Investment Management	58	62
Employee Benefits	51	47
Corporate	(87)	(80)
Adjusted operating earnings before income taxes	288	290
Less: Income taxes (1)	47	52
Adjusted operating earnings after income taxes	$240	$239
Adjusted operating earnings per share	2.60	2.45
Note: Totals may not sum due to rounding.
(1) For adjusted operating earnings, we apply a 21% tax rate and adjust for the dividends received deduction, tax credits, non-deductible compensation, and other tax benefits and expenses that relate to adjusted operating earnings.

Net Revenue, Adjusted Operating Earnings and Adjusted Operating Margin
	Twelve Months Ended
(in millions USD)	9/30/2026	9/30/2025
Net revenue
Retirement	$2,437	$2,296
Investment Management	1,056	1,010
Employee Benefits	1,099	1,001
Total net revenue	$4,592	$4,307

Adjusted operating earnings
Retirement	$920	$913
Investment Management including noncontrolling interest	302	287
Employee Benefits	126	59
Adjusted operating earnings, excluding Corporate	$1,348	$1,259

Adjusted operating margin
Retirement	37.8%	39.8%
Investment Management	28.6%	28.5%
Employee Benefits	11.4%	6.0%
Adjusted operating margin, excluding Corporate	29.4%	29.2%
Note: Totals may not sum due to rounding.

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